Exhibit 10.2
                                                                ------------

                           PROMISSORY NOTE
                           ---------------


$1,000,000.00                                           Newburgh, New York
                                                        As of November 2, 1998


     FOR VALUE RECEIVED, the undersigned, MESI ACQUISITION
CORP., a New York corporation with its principal office at c/o TASA Educational Services Corporation, 4 Hardscrabble Heights, Brewster, New York 10509 ("Maker") promises to pay to the order of Mildred Elley School, Inc. at 800 New Loudon Road, Suite 5120, Latham, New York 12110 ("Holder") the principal amount of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS with interest at the Interest Rate (as hereinafter defined) payable quarterly on the unpaid principal balance of such amount from the date of this Note until the Maturity Date. This Note evidences a debt (the "Debt") owed to Holder by Maker, in the principal amount hereof, pursuant to the terms of that certain Asset Purchase Agreement between Maker, Holder and TASA Educational Services Corporation ("TESC") dated as of the date hereof (the "Asset Purchase Agreement"). All terms used herein and not otherwise defined herein are used as defined in the Asset Purchase Agreement.

                            ARTICLE I

                           Definitions
                           -----------

          (a) "Interest Rate" shall mean the rate of interest to be paid by Maker on any outstanding principal due under this Note and shall be determined in accordance with Article II hereof.

          (b)  "Maturity Date" shall mean the earlier of the fifth
(5th) year anniversary of the date hereof, and the date the full principal balance of the Note plus interest thereon becomes due and payable as a result of acceleration or otherwise.

          (c) "Obligor" shall mean Maker and all other persons liable, whether solely, jointly or severally, absolutely or contingently on this Note, including all endorsers, sureties and guarantors.

          (d) "Other Documents" shall mean any document evidencing or securing the Debt, or any other document executed and delivered in connection with the Debt, including but not limited to the Asset Purchase Agreement.


                            ARTICLE II

     Computation of Interest and Determination of Interest Rate
     ----------------------------------------------------------

          (a)  Computation of Interest.  Interest on the
               ------------------------
outstanding principal balance of this Note shall be computed on the basis of a 360 day year for the actual number of days elapsed.
Interest shall accrue until the date of receipt of payment by Holder. Interest shall be paid quarterly in arrears.

          (b)  Determination of Interest Rate.  The Interest Rate
               -------------------------------
shall equal Eight and One-Half (8.5%) percent per annum.


                            ARTICLE III

               Payment of Principal and Interest
               ---------------------------------

     Periodic Payments.  Payments shall be made to the order
     ------------------
of "[Newco]" at the address set forth above, or at such other place as Holder may from time to time designate in writing. Payments of principal and interest, subject to the provisions for prepayment and described below, shall be payable quarterly, commencing on February 1, 1999 and continuing on the last day of each succeeding quarter thereafter to and including January 1, 2004 in equal quarterly installments. On the Maturity Date the balance of principal outstanding plus accrued interest and any Late Payment Charges as hereinafter defined, if any, shall be due and payable.


                            ARTICLE IV

                        General Conditions
                        ------------------

          (a)  Application of Payments Received.  Except as
               ---------------------------------
otherwise provided in this Note, all payments received by Holder on this Note shall be applied by Holder as follows:

          First, to any unpaid Late Payment Charges; and

          Second, to accrued and unpaid interest then due and owing; and

          Third, to the reduction of principal of this Note.

          (b)  Late Payment Charges.  If Maker fails to pay any
               ---------------------
amount of principal and/or interest on the Note for ten (10) days after such payment becomes due, whether by acceleration or otherwise, Holder may, at its option, impose a late payment charge (the "Late Payment Charge") of five percent (5%) of the payment due. Until any and all Late Payment Charges are paid in full, the amount thereof shall be added to the indebtedness herein. The Late Payment Charge is not a penalty and is deemed to be liquidated damages for the purposes of compensating Holder for computing the actual amount of damages incurred by Holder as a result of the late payment by Maker.

          (c)  Excess Cash Flow and Prepayment.  The Debt may be
               --------------------------------
prepaid at any time and from time to time, without penalty. Maker agrees that it shall make prepayments of principal to the extent of "Quarterly Excess Cash from Operations" on a quarterly basis in addition to the note payments otherwise due hereunder. "Quarterly Excess Cash from Operations" shall mean Net Income after Taxes, plus Acquisition Interest and Depreciation and Amortization of
----
Intangibles, less Return on Investment at 25% = Excess Cash Flow,
             ----
times 25% = Quarterly Excess Cash from Operations.  Quarterly
-----
Excess Cash from Operations shall be calculated by the certified public accountants regularly servicing the Maker.

          (d)  Events of Default.  Each of the following shall
               ------------------
constitute an Event of Default under this Note:

               (i)  Maker shall fail to pay when due any
amount of principal, interest or fees payable by Maker under this Note; or

               (ii)  Any Obligor shall fail to perform or
observe any other term, condition, obligation or other covenant on its part to be performed or observed under this Note or any Other
Document for thirty (30) days after Holder has given written notice to Maker; or

               (iii)  Any Obligor shall (A) commence any
voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (B) consent to the entry of any order for relief in an involuntary case under any such law or to the appointment of or the taking possession by a receiver, liquidator, assignee, custodian (or other similar official) of their respective property or of any substantial part thereof, or
(C) make any general assignment for the benefits of creditors; or

               (iv)  If any involuntary case or other
proceeding shall, at any time be commenced against any Obligor seeking liquidation, reorganization or other relief under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of or the taking possession by a receiver, liquidator, assignee (or other similar official) of its respective property, or at any time, any Obligor shall suffer or permit, while insolvent any creditor or obtain any lien upon any of its property through legal proceedings or distraint, in such case, proceedings or writ is not withdrawn, dismissed, vacated or fully bonded within sixty (60) days;

               (v)   An "Event of Default", as said term
is defined in any other document executed and delivered in connection herewith, shall have occurred and continue unremedied beyond the expiration of any applicable cure;

               (vi) The dissolution of any Obligor, or merger, consolidation or reorganization of Maker, without the prior written consent of Holder, which consent shall not be unreasonably withheld;

then, and in any such event, Holder may, at its option, declare the entire unpaid balance of this Note together with interest accrued thereon and any other sums due hereunder, to be immediately due and payable and Holder may proceed to exercise any rights or remedies that it may have under this Note and any other legal or equitable remedy available to Holder.

          (e)  Costs and Expenses on Default.  After default, in
               ------------------------------
addition to principal, interest and any Late Payment Charge, Holder shall be entitled to costs of collection, including, but not limited to, reasonable attorneys' fees.

          (f)  No Waiver.  No failure on the part of Holder or
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other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof and no waiver of any past default shall constitute waiver of any future default or any defaults. This Note may not be changed orally but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

          (g)  Waiver by Maker.  Maker hereby waives presentment,
               ----------------
protest, demand, notice of dishonor and of nonpayment, against the enforcement and collection of the obligations evidenced by this Note.

          (h)  Governing Law.  This Note shall be governed by and
               --------------
construed in accordance with the laws of the State of New York as applicable to contracts entered into and to be performed wholly within the State. Any action arising out of or related to this Agreement shall be brought in the state or federal courts located in Albany County, New York and the parties hereby submit to the exclusive jurisdiction of and to the laying of venue in such courts.

          (i)  Notices.  Any notices required or permitted to be
               --------
given hereunder shall be given by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth below or by facsimile to:

                If to Maker:    MESI Acquisition Corp.
                                c/o TASA Educational Services Corporation
                                4 Hardscrabble Heights
                                Brewster, NY  10509
                                Att:  Andrew L. Simon
                                Fax:  (914) 277-8115




                with a copy to: Rider, Weiner, Frankel & Calhelha, P.C.
                                655 Little Britain Road
                                New Windsor, NY  12553
                                Att:  David L. Rider, Esq.
                                Fax: (914) 562-9126

                If to Holder:   Mildred Elley School, Inc.
                                800 New Loudon Road, Suite 5120
                                Latham, NY 12110
                                Att:  Faith Takes, President
                                Fax:  (518) 786-0898

                with a copy to: Crane, Greene & Parente
                                90 State Street
                                Albany, NY  12207
                                Att:  Patrick K. Greene, Esq.
                                Fax:  (518) 432-0086

or such other addresses or facsimile numbers as the parties may designate in writing to the other party. All notices shall be deemed given three (3) business days after deposit in the U.S. mails, or in the case of facsimile notice, when sent with evidence of successful transmission.

          (j) This Note may be assigned or transferred by the Holder at any time, and the transferee(s) shall thereupon become vested with all the rights and powers herein given to the Holder, with respect thereto.

          IN WITNESS WHEREOF, the undersigned, by its duly appointed and acting officer, has executed this instrument as of the date first above written.


                           MESI ACQUISITION CORP.


                           By:/s/ANDREW L. SIMON
                              -------------------------------
                               Name:  Andrew L. Simon
                               Title: President